SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement

|X| Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                           |_|  Confidential, for Use of
                                                the Commission Only
                                                (as permitted by
                                                Rule 14a-6(e)(2))

                               I.C.H. CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      |X| No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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|_|   Fee paid previously with preliminary materials.

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      |_|   Check box if any part of the fee is offset as  provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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


                               I.C.H. CORPORATION
                         9404 Genesee Avenue - Suite 330
                           La Jolla, California 92037

                                  ------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 29, 1998

                                  ------------

To Our Stockholders:

      Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of I.C.H. Corporation (the "Company") will be held at the Embassy Suites Hotel,4550 La Jolla Village Drive, San Diego, California 92037, on May 29, 1998, at 2:00 p.m. local time for the following purposes:

      1. The election of four persons to the Board of Directors of the Company, each to serve a two-year term or until their respective successors are elected and qualified.

      2. Ratification of the appointment of Coopers & Lybrand L.L.P., independent accountants, as the Company's independent accountants for the ensuing year.

      3. Approval of an amendment to the I.C.H. Corporation 1997 Employee Stock Option Plan (the "Employee Stock Option Plan") to increase the number of shares authorized for issuance thereunder.

      The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the Annual Meeting are to transact such other business as may properly come before the Annual Meeting.

        All stockholders of record as of the close of business on April 22, 1998 are entitled to notice of and to vote at the Annual Meeting. At least a majority of the outstanding shares of common stock of the Company present in person or by proxy is required for a quorum.

                                             By Order of the Board of Directors

                                             /s/ John A. Bicks
                                             -----------------
                                             JOHN A. BICKS
                                             Secretary

April 24, 1998
La Jolla, California

      THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY'S ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                               I.C.H. CORPORATION
                         9404 Genesee Avenue - Suite 330
                           La Jolla, California 92037

                                 PROXY STATEMENT

General Information

      This Proxy Statement is furnished to stockholders of I.C.H. Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors (the "Board") of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 29, 1998, at 2:00 p.m., Pacific Time, at the Embassy Suites Hotel, 4550 La Jolla Village Drive, San Diego, California 92037, and any adjournment or postponement thereof.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of John A. Bicks, the Company's Secretary) a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

      The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company may use the services of The Herman Group, 2121 San Jacinto Street, 26th Floor, Dallas, Texas 75201-6705, in soliciting proxies and, in such event, the Company expects to pay approximately $8,000, plus out-of-pocket expenses, for such services. The Company may conduct further solicitations personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation.

      The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock of the Company, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business at April 22, 1998 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. As of the Record Date, there were 2,554,851 shares of Common Stock outstanding.

      Stockholder votes will be tabulated by the persons appointed by the Board to act as inspectors of election for the Annual Meeting. The American Stock Exchange permits member organizations to give proxies, whether or not instructions have been received from beneficial owners, to vote as to the election of directors and also on matters of the type contained in Proposal Nos. 2 and 3. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR the election of each of the four nominees for director named below and FOR Proposal Nos. 2 and 3.

Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on Proposal No. 3 but will have no effect on the outcome of the election of directors or Proposal No. 2. Broker non-votes will have no effect on the outcome of the election of directors or Proposal Nos. 2 and 3.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

      The following table sets forth information as of the Record Date with respect to each person who is known by the Company to own beneficially more than 5% of the Company's outstanding shares of Common Stock. Except as otherwise noted below, all shares of Common Stock are owned beneficially by the individual listed with sole voting and/or investment power.


                                       Amount and Nature
              Name and Address            of Beneficial        Percent of Shares
            of Beneficial Owner             Ownership         Outstanding (%)(2)
            -------------------             ---------         ------------------
Lloyd I. Miller, III                         302,380                 10.4
4550 Gordon Drive                         (Indirect)(1)
Naples, Florida  34102


-----------

(1) Based upon Amendment No. 3, dated November 7, 1997 ("Amendment No. 3"), to Schedule 13D filed by Lloyd I. Miller, III, such shares are held indirectly by Mr. Miller as Investment Advisor to certain family trusts, Trust A-1, Trust A-3, Trust A-4 and Trust C, and as a manager of Milfam LLC, which in turn is the managing general partner of Milfam I, L.P. and Milfam II, L.P. According to such Amendment No. 3, 3,000 shares are owned of record by Trust A-1, 16,100 shares are owned of record by Trust A-3, 93,198 shares are owned of record by Trust A-4, 34,100 shares are held of record by Trust C, 145,982 shares are held of record by Milfam I, L.P. and 10,000 shares are held of record by Milfam II, L.P. Mr. Miller has shared voting power and shared dispositive power for all shares held of record by the Trusts and sole voting power and sole dispositive power for all shares held of record by Milfam I, L.P. and Milfam II, L.P.

(2) Based upon 2,910,884 shares outstanding, which assumes full conversion of all remaining shares of common stock and preferred stock of pre-reorganized I.C.H. Corporation.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

      The Company's Amended and Restated Certificate of Incorporation divides the Company's Board of Directors into two classes, with the members of each such class serving staggered two-year terms. The Board of Directors presently consists of seven members as follows: Class I directors, Carl D. Robinson, John
A. Bicks, Raymond L. Steele and Robert H. Drechsler, whose terms expire in 1998 (and, if reelected at the Annual Meeting, in the year 2000); and Class II directors, James R. Arabia, Kenneth E. Giddens and Timothy R. Scott, whose terms expire in 1999.

      At the Annual Meeting, the stockholders will elect four directors to serve as Class I directors. The Class I directors who are elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2000 and until such directors' respective successors are elected or appointed and qualify or until any such director's earlier resignation or removal. The Board believes that nominees, Carl D. Robinson, John A. Bicks, Raymond L. Steele and Robert H. Drechsler will stand for election and will, if elected, serve as such Class I directors. However, in the event any nominee is unable or unwilling to serve as a Class I director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board to fill such vacancy or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with the By-laws of the Company.

      The affirmative vote of a plurality of all the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for the election of a director. For purposes of the election of directors, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote.

      Carl D. Robinson, director nominee, has served as a member of the Board of Directors of the Company since its emergence from bankruptcy on February 19, 1997. Prior to that time, Mr. Robinson served as a member of the Official Committee of Equity Security Holders (the "Equity Committee") of the predecessor companies to the Company. Mr. Robinson is also the owner of Southwestern Insurance marketing, a life insurance and annuity brokerage firm located in Amarillo, Texas, with 120 licensed insurance agents throughout Texas, Oklahoma, New Mexico, and Colorado. From 1987 to 1994, Mr. Robinson was a Regional Director of Southwestern Life Insurance Company. Since 1994, he has been a Managing General Agent for Southwestern Life Insurance Company. Mr. Robinson is a Chartered Financial Consultant and a Certified Life Underwriter. Mr. Robinson has also served as President and as a member of the board of directors of the Amarillo Area CLU Association.

      John A. Bicks, director nominee, has served as a member of the Board of Directors of the Company since September 19, 1997 and as Senior Vice President and General Counsel of the Company since March 30, 1998. From March 1996 through March 1998, Mr. Bicks was an attorney with the firm of Pryor, Cashman, Sherman & Flynn and served as counsel to the Equity Committee. Mr. Bicks has been a practicing attorney in New York since 1985, serving as an Assistant District Attorney in the Manhattan District Attorney's Office from 1985-1991, and subsequently in private practice.

      Raymond L. Steele, director nominee, has served as a member of the Board of Directors of the Company since February 2, 1998. Mr. Steele is a retired executive with experience in investment banking and investment management, who serves or has served as a director of Robinson Humphrey, Classic Car Investments, Webcraft, Modernfold, Orion, Emerson Radio, Pharmhouse, Video Services Corp. and GFTA, and has been retained as an outside consultant to Pizza Hut.

      Robert H. Drechsler, director nominee, has served as a member of the Board of Directors of the Company since February 2, 1998. Since December 1991, Mr. Drechsler has been a corporate attorney with the firm of Pryor, Cashman, Sherman & Flynn, legal counsel to the Company.


                  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION
                          OF ALL NOMINEES NAMED ABOVE.

                        DIRECTORS AND EXECUTIVE OFFICERS

      Set forth below is certain information as of April 22, 1998 for (i) the members of the present Board, (ii) the executive officers of the Company and certain operating subsidiaries and (iii) the directors and executive officers of the Company and certain operating subsidiaries as a group:

                                                                                               Percent of
                                                                                                 Shares
                                                                                              Outstanding
                                                                                Percent of   (calculated on
                                                                  Number of       Shares    a fully-diluted
Name and Position                           First       Term        Shares     Outstanding       basis)
                                     Age   Elected    Expires        (1)          (%)(2)         (%)(3)
                                     ---   -------    -------        ---          ------         ------

James R. Arabia, Chairman of the      41     1997      1999       117,334(4)       4.0%           2.8%
   Board, Chief Executive Officer
   and President
David A. Brainard, Senior Vice        39       --        --        19,000           *              *
   President and Chief Financial
   Officer
John A. Bicks, Senior Vice            38     1997      1998        18,000(5)        *              *
   President, General Counsel,
   Secretary and Director
David Fitnich, Chief Operating        42       --        --         8,750(6)        *              *
   Officer of Sybra, Inc.
F. Edward Chappell,                   53       --        --         7,000(7)        *              *
  Vice President of
  Business Development
  of Sybra, Inc.
Carl D. Robinson, Director            40     1997      1998        66,000(8)       2.2            1.6
Kenneth E. Giddens, Director          45     1997      1999        36,400(9)       1.2             *
Timothy R. Scott, Director            45     1998      1999        10,000(10)       *              *
Raymond L. Steele, Director           63     1998      1998        10,000(11)       *              *
Robert H. Drechsler, Director         34     1998      1998        22,000(12)       *              *
                                     ---     ----   -------       -------         ----            ---

All directors and executive           --       --        --       314,484         10.4%           7.5%
officers of the Company and
certain operating subsidiaries
as a whole (10 persons).


-----------

*     Beneficial ownership of less than 1% is omitted.

(1) Except as otherwise noted below, all shares of Common Stock are owned beneficially by the individual listed with sole voting and/or investment power. Includes vested options and options which vest within 60 days of April 22, 1998.

(2) Assumes the exercise of vested options (and options which vest within 60 days of April 22, 1998) held only by such owner. The total number of shares outstanding used in calculating this percentage assumes that none of the options held by other individuals are exercised.

(3) Assumes the exercise of all options and warrants granted or reserved for possible grant.

(4) Does not include 15,070 shares of Common Stock owned by a trust for the benefit of Mr. Arabia's wife. Mr. Arabia is neither a trustee nor a beneficial owner of the trust and therefore disclaims beneficial ownership of such shares.

(5) Includes vested options to purchase 15,000 shares of Common Stock. Does not include 2,107 shares of Common Stock held by Mr. Bicks' wife of which Mr. Bicks disclaims beneficial ownership.

(6)   Includes vested options to purchase 8,750 shares of Common Stock.

(7)   Includes vested options to purchase 7,000 shares of Common Stock.

(8)   Includes vested options to purchase 30,000 shares of Common Stock.

(9)   Includes vested options to purchase 30,000 shares of Common Stock.

(10)  Includes vested options to purchase 10,000 shares of Common Stock.

(11)  Includes vested options to purchase 10,000 shares of Common Stock.

(12)  Includes vested options to purchase 10,000 shares of Common Stock

      Biographical information concerning the director nominees is set forth above under the caption "Proposal No. 1 Election of Directors." Biographical information concerning the remaining directors and executive officers is set forth below.

      James R. Arabia has served as Chairman of the Board, Chief Executive Officer and President of the Company since its emergence from bankruptcy on February 19, 1997 and as President of Sybra, Inc. since September 1997. Prior to February 19, 1997, Mr. Arabia served as Chairman of the Equity Committee. From 1982-1997, Mr. Arabia provided financial advisory and investment banking services to a variety of private clients. Mr. Arabia holds a Series 7 securities license and a Series 24 principal's license.

      David A. Brainard has served as Senior Vice President and Chief Financial Officer of the Company since February 23, 1998. From 1996-1997, Mr. Brainard served as Senior Vice President and Chief Financial Officer of Olan Mills, Inc., a $400 million retail photography chain with over 850 retail locations. From 1993-1996, Mr. Braindard served as Senior Vice President and Chief Financial Officer of Ben Franklin Retail Stores, Inc., a $500 million franchisor, wholesaler and retailer.

      David Fitnich has served as Chief Operating Officer of Sybra, Inc. since December 8, 1997. From 1989-1997, Mr. Fitnich served as Regional Vice President of Sybra, Inc.'s Southeastern Region (1989-1994) and then of its Northern Region (1994-1997). Mr. Fitnich has served in various capacities with Sybra, Inc. since 1981.

      F. Edward Chappel has served as Vice President of Development for Sybra, Inc. since November 1, 1997. Mr. Chappell has been with Sybra since March 5, 1995 when he was hired as Director of Real Estate. Mr. Chappell has over 25 years of real estate experience, including as Vice President of Real Estate for Rite Aid Drug Stores, and Director of Development for Taco Bell Corporation.

      Kenneth E. Giddens has served as a Director of the Company since its emergence from bankruptcy on February 19, 1997 and as Chief Financial Officer of the Company from February 19, 1997 through February 23, 1998. Prior to February 19, 1997, Mr. Giddens served as a member of the Equity Committee. Mr. Giddens is a Certified Public Accountant and a Certified Valuation Analyst, and has maintained a public accounting practice located in Plano, Texas since 1987. In addition, between 1990 and 1994, Mr. Giddens served as a director and Chief Financial Officer for Saber Software Corporation.

      Timothy R. Scott, Ph.D. has served as a Director of the Company since April 20, 1998. Since 1992, Dr. Scott has served as president and senior pastor of a 1,200 member church located in San Diego, California. Dr, Scott received his Ph.D. in theology from Christian University in 1981, and served as a professor of philosophy and religion at Pacific International College from 1981 to 1985.


Certain Relationships and Related Transactions

      Certain directors and executive officers of the Company (or members of their immediate families or related trusts) and persons who hold more than 5% of the outstanding shares of Common Stock had direct or indirect interests in certain transactions of the Company in the last fiscal year as follows:

      In lieu of an additional bonus for 1997, James R. Arabia, Chairman, Chief Executive Officer and President of the Company, received a $100,000 loan from the Company during January 1998, which loan shall be forgiven by the Company in equal installments over the next three years assuming that Mr. Arabia remains employed by the Company. Also, see "Employment Contracts, Termination of Employment - James R. Arabia Employment Agreement".

      Pursuant to a loan agreement between Mr. Arabia and the Company, the Company made a loan to Mr. Arabia in the amount of $254,614.78 for the purpose of permitting Mr. Arabia to exercise his vested stock options to purchase 117,334 shares of Common Stock at an exercise price of $2.17 per share. Such loan is secured by the Common Stock purchased by Mr. Arabia through his exercise of such stock options, bears interest at the rate of 5.52% per annum, is non-recourse and is due in April 2008.

      Michael D. Dunn, former director of the Company and former president of Perry Park Resorts, Inc. (a wholly-owned subsidiary of the Company), received, directly or indirectly, $111,800 of consulting fees in consideration of certain consulting services he provided to the Company during 1997.

      Robert H. Drechsler, director, is a partner with the firm of Pryor, Cashman, Sherman & Flynn, New York, New York, which firm provided significant legal services to the Company in 1997.


Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes of ownership (Forms 3, 4 and 5) of the Common Stock with the SEC and the American Stock Exchange. Officers, directors and greater than 10% holders are required by SEC regulations to furnish the Company with copies of such forms that they file.

      To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company, the Company believes that for the fiscal year 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.


Meetings of Committees and the Board of Directors

      During 1997, the entire Board of Directors met 19 times, including in-person meetings and telephone conference calls. No director attended fewer than 75 percent of all of the meetings of the Board of Directors.

      The Board of Directors has two committees: the Compensation and Stock Option Committee and the Audit and Finance Committee. Upon appointment to a committee, no member of a committee attended fewer then 100% of all the meetings of the Committee of which he was a member. Members of the board of directors and committees are nominated by the chairman of the board, and are subject to approval by the board of directors.

      During 1997, the Audit and Finance Committee consisted of Kenneth Giddens (Chairman), Michael D. Dunn and Carl D. Robinson. The Audit and Finance Committee makes recommendations concerning the engagement of independent accountants, reviews with the independent accountants the scope and results of the audit engagement, approves professional services provided by the independent accountants, reviews the independence of the independent accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit and Finance Committee met 18 times during 1997.

      During 1997, the Compensation and Stock Option Committee consisted of Michael D. Dunn (Chairman), Kenneth E. Giddens, Carl D. Robinson and John A. Bicks. The Compensation and Stock Option Committee establishes compensation levels for employee directors of the Company and implements programs, including the Employee Stock Option Plan and the Director Stock Option Plan. The Compensation and Stock Option Committee met 18 times during 1997.


Compensation of Directors

      Directors' Fees. Each non-employee director is paid a monthly fee of $1,000, plus $500 for each committee chaired. Each director is also reimbursed for expenses incurred in attending director and committee meetings. In 1997, Carl D. Robinson, Kenneth E. Giddens, Michael D. Dunn and John A. Bicks received directors' fees in the amounts of $6,000, $3,000, $3,000 and $3,900, respectively.

      Directors' Stock Option Plan. Pursuant to the Director Stock Option Plan, each non-employee director is granted a non-qualified option to purchase 5,000 shares of Common Stock in connection with the director's initial election or appointment to the Board. These grants under the Director Plan are made at an exercise price equal to the "fair market value" (as defined under the Director Stock Option Plan) of the shares of Common Stock subject to such option at the time of the grant. The Board of Directors may make additional discretionary option grants to eligible directors, consistent with the terms of the Plan. In 1997 (i) John A. Bicks was granted 40,000 options, 15,000 of which vested in 1997, 10,000 of which vested on January 1, 1998, 10,000 of which were to vest on January 1, 1999 and 5,000 of which were to vest on January 1, 2000, (ii) Carl D. Robinson and Kenneth E. Giddens were each granted 45,000 options, 20,000 of which vested in 1997, 10,000 of which vested on January 1, 1998, 10,000 of which vest on January 1, 1999 and 5,000 of which vest on January 1, 2000 and (iii) Michael D. Dunn was granted 50,000 options, 25,000 of which vested in 1997 and 10,000 of which vested on January 1, 1998. Upon his resignation from the board of directors on April 16, 1998, vesting of Mr. Dunn's 15,000 remaining options was accelerated by the Stock Option and Compensation Committee. Upon Mr. Bicks' becoming an employee of the Company in March, 1998, his director stock options were cancelled and replaced with options granted pursuant to the Employee Stock Option Plan. The Board may amend, suspend or discontinue the Director Plan at any time.

                             EXECUTIVE COMPENSATION

      The following table sets forth certain information concerning the compensation of the chief executive officer and the two most highly compensated executive officers of the Company and its subsidiaries other than the chief executive officer in 1997.


                           SUMMARY COMPENSATION TABLE

                                                                      Other Annual     Securities Underlying
Name and Principal Position       Year   Salary($)     Bonus($)      Compensation($)        Options (#)
---------------------------       ----   ---------     --------      ---------------        -----------
                                                  Annual Compensation
                                                  -------------------
James R. Arabia ...........     1997       138,958       180,000(1)         2,400(2)         176,000(3)
Chairman of the Board,
President and Chief
Executive Officer

David Fitnich .............     1997        82,676        39,211               --             60,000(4)
Chief Operating Officer
of Sybra, Inc.(7)

F. Edward Chappell ........     1997        82,322        17,077            5,000(5)          35,000(6)
Vice President of
Business Development
of Sybra, Inc.(8)

-----------

(1) Includes $100,000 which was loaned to Mr. Arabia in lieu of an additional bonus, which loan shall be forgiven by the Company over a three-year period.

(2)   Represents Mr. Arabia's 1997 car allowance.

(3) Represents options to acquire shares of Common Stock at an exercise price of $2.17 per share, 58,667 of which vested in 1997, 58,667 of which vested on February 11, 1998 and 58,666 of which vest on February 11, 1999

(4) Represents options to acquire 35,000 shares of Common Stock at an exercise price of $3.80 per share, 8,750 of which vest on April 30th of each of 1998, 1999, 2000 and 2001 and options to acquire 25,000 shares of Common Stock at an exercise price of $3.75 per share, 6,250 of which vest on December 8th of each of 1998, 1999, 2000 and 2001.

(5)   Represents Mr. Chappell's 1997 car allowance.

(6) Represents options to acquire 28,000 shares of Common Stock at an exercise price of $3.80 per share, 7,000 of which vest on April 30th of each of 1998, 1999, 2000 and 2001 and options to acquire 7,000 shares of Common Stock at an exercise price of $3.75 per share, 1,750 of which vest on December 8th of each of 1998, 1999, 2000 and 2001.

(7) Mr. Fitnich was promoted to Chief Operating Officer on December 9, 1997. For the portion of 1997 preceding that date, Mr. Fitnich's base salary was based on his prior position as Regional Vice President of Sybra, Inc.

(8) Mr. Chappell was promoted to Vice President of Business Development for Sybra, Inc. on November 1, 1997. For the portion of 1997 preceding that date, Mr. Chappell's base salary was based on his prior position of Director of Real Estate for Sybra, Inc.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                Individual Grants
                                -----------------

                                            Percent of
                             Number of         Total
                            Securities     Options/SARs
                            Underlying      Granted to
                             Options/        Employees     Exercise
                           SARs Granted      in Fiscal       Price     Expiration
Name                          (#)(2)         Year (%)       ($/Sh)      Date (3)      5% ($)       10% ($)
----                          ------         --------       ------      --------      ------       -------
                                                                                      Potential Realizable
                                                                                        Value at Assumed
                                                                                        Annual Rates of
                                                                                          Stock Price
                                                                                        Appreciation for
                                                                                        Option Term (4)
                                                                                      --------------------
James R. Arabia               176,000          25.1          2.17        2/11/07      241,120      608,960
Chairman of the Board,
Chief Executive Officer
and President

David Fitnich                  35,000           5.0          3.80        4/30/07       83,643      212,000
Chief Operating Officer        25,000           3.6          3.75       12/08/07       59,000      149,500
of Sybra, Inc.

F. Edward Chappell             28,000           4.0          3.80        4/30/07       66,914      169,400
Vice President of               7,000           1.0          3.75       12/08/07       16,520       41,860
Development of
Sybra, Inc.

-----------

(1) The Company has not, to date, granted any stock appreciation rights under the Employee Stock Option Plan.

(2) The Company has established Stock Option Plans for the purpose of attracting and retaining executive officers, directors and employees. Options granted under the Plans are exercisable for shares of Common Stock.

(3) Each option granted in 1997 has a ten-year term. The options granted to Mr. Arabia vested one-third upon grant and one-third on February 11, 1998, and the balance vest on February 11, 1999. The options expiring on 4/30/07 which were granted to Messrs. Fitnich and Chappell vest one-quarter on April 30th of each of 1998, 1999, 2000 and 2001 and the options expiring on 12/08/07 which were granted to Messrs. Fitnich and Chappell vest one-quarter on December 8th of each of 1998, 1999, 2000 and 2001.

(4) The dollar amounts set forth under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible further appreciation, if any, in the Company's stock price.

Employment Contracts, Termination of Employment

       James R. Arabia Employment Agreement. Effective January 1, 1998, the Company and James R. Arabia amended and restated Mr. Arabia's employment agreement with the Company (the "Amended and Restated Arabia Agreement") providing for an initial three (3) year term, subject to automatic one-year extensions. Mr. Arabia's annual base salary is $235,000, subject to certain increases within the discretion of the Compensation and Stock Option Committee of the Board. Mr. Arabia is also eligible to receive an annual bonus based upon criteria established by the Stock Option and Compensation Committee. Mr. Arabia was previously granted an option to purchase 176,000 shares of Common Stock, two-thirds of which are currently vested with the balance scheduled to vest on February 11, 1999. In the event Mr. Arabia's option is treated a non-qualified option and unless he is terminated for cause (as defined in the Amended and Restated Arabia Agreement), Mr. Arabia is entitled to receive a cash payment equal to 30% of taxable income resulting from such treatment. Mr. Arabia is required to devote substantially all of his business time to the affairs of the Company. Should the Company terminate his employment other than for cause or should he terminate his employment for good reason Mr. Arabia is entitled to a severance payment of $470,000, which payment may be spread over a period of up to thirty-six months at Mr. Arabia's election. In addition, upon Mr. Arabia's termination or upon a change in control (as defined in the Amended and Restated Arabia Employment Agreement), the vesting of Mr. Arabia's remaining unvested options, if any, shall be accelerated.


Compensation Committee Interlocks and Insider Participation

      There are no interlocking relationships involving the Company's Board which require disclosure under the executive compensation rules of the SEC.


Board Compensation and Option Committee Report on Executive Compensation

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

      The amount of compensation paid by the Company to James R. Arabia in the year ended December 31, 1997, in the case of base salary, was determined based on an employment agreement between the Company and Mr. Arabia. In the case of stock option grants and bonuses and with respect to the amount of compensation paid by the Company during 1997 to executive officers who did not have employment agreements with the Company, such determinations were made by the Compensation and Stock Option Committee of the Board based upon the criteria set forth below. In 1997, executive compensation consisted solely of base salary, grants of stock options under the Company's Employee Stock Option Plan that vest over time, and bonuses paid to James R. Arabia, David Fitnich, F. Edward Chappell and Michael D. Dunn.

      Executive Compensation Philosophy. The Compensation and Stock Option Committee will annually consider the appropriate combination of cash and option-based compensation for the company's employee directors and, if requested by the Chairman of the Board or the Board of Directors, makes recommendations as to other executive and employee compensation. The committee also weighs the competitiveness of the company's overall compensation arrangements in relation to comparably sized and situated companies, both within and outside of the fast food industry. From time to time the Compensation and Stock Option Committee may retain compensation and other management consultants to assist with, among other things, structuring the Company's various compensation programs and determining appropriate levels of salary, bonus and other compensatory awards payable to the Company's executive officers and key employees, as well as to guide the Company in the development of near-term and long-term individual performance objectives necessary to achieve long-term profitability.

      The board of directors believes that a fundamental goal of the Company's executive compensation program should be to provide incentives to create value for the Company's stockholders.

      Base Salaries. The base compensation for the Company's executive officers in 1997 was established in a manner consistent with the provisions of existing employment agreements between the Company and James R. Arabia, and through negotiations between the Company and the executive officers who did not have employment agreements with the Company. The base compensation levels were set to compensate the executive officers for the functions they perform as well as, in certain cases, to serve as consideration for certain non-competition provisions contained in certain executive officers' employment agreements. While no specific formula was used to determine base compensation levels for the Company's executive officers, the Company believes that the base salaries of its executive officers are generally in line with, if not lower than, those of comparably sized and situated companies. Base salaries are generally reviewed annually and may be adjusted in accordance with certain factors, including, but not limited to (i) levels of revenue and EBITDA for the Company, (ii) individual performance and achievements, (iii) the functions performed by the executive officer, and (iv) changes in the compensation peer group in which the Company competes for executive talent. The weight given to each particular factor may vary from individual to individual and from year to year.

      Annual Bonus Compensation. The Company's policy of awarding annual cash bonuses is designed to specifically relate executive pay to Company and individual performance. As a pay-for-performance program, cash bonuses provide financial rewards for the achievement of substantive Company and personal objectives. Actual awards paid are based primarily on actual Company performance. In respect of 1997, cash bonuses were awarded as follows: $180,000 to James R. Arabia ($100,000 of which is being treated as a loan to be forgiven over three years), $39,211 to David Fitnich, $17,077 to Edward Chappell, and $30,000 to Michael D. Dunn.

      Employee Stock Option Plan. Awards are granted under the Employee Stock Option Plan based on a number of factors, including (i) the executive officer's or employee's position in the Company, (ii) his or her performance and responsibilities, (iii) the extent to which he or she already holds an equity stake in the Company, (iv) equity participation levels of comparable executives and employees at other companies in the compensation peer group and (v) individual contribution to the success of the Company's financial performance. However, the Employee Stock Option Plan does not provide any formulated method for weighing these factors, and a decision to grant an award is based primarily upon the evaluation of the past and future anticipated performance and responsibilities of the individual in question. During 1997, an aggregate of 271,000 options at exercise prices ranging from $2.17 per share to $3.80 per share were granted to Messrs. Arabia, Fitnich and Chappell.

      The purpose of the option grants is to aid the Company in attracting and retaining quality employees, all advancing the interest of the Company's stockholders, by offering employees an incentive to maximize their efforts to promote the Company's economic performance. In addition, to assist the Company in retaining employees and encouraging them to seek long-term appreciation in the value of the Company's stock, options generally are not exercisable immediately upon grant, but instead vest over a period of years. Accordingly, an employee must remain with the Company for a period of years to enjoy the full economic benefit of an option. See, "Proposal No. 3 - Approval of Amendment to the Employee Stock Option Plan" for a general description of the Plan.

      401(k) Savings Plan. The Company also maintains a tax-qualified 401(k) savings plan for its eligible employees known as the "Sybra, Inc. 401(k) Savings and Retirement Plan" ("401(k) Plan"). Employees who have attained age 21 and completed one year of service with the Company are eligible to participate and may elect to defer up to 15% of their base pay on a pre-tax basis to the 401(k) Plan. The Company may make discretionary contributions, including matching contributions, to the 401(k) Plan on behalf of eligible participants in any plan year. Participants are always 100% vested in their pre-tax contributions and will become vested in any matching contributions made on their behalf after one year of service with the Company at a rate of 20% per year becoming 100% vested after a total of five years of service with the Company. The assets of the 401(k) Plan are held in trust and a separate account is established for each participant. A participant may receive a distribution of his vested account balance in the 401(k) Plan in a single sum or installment payments or in the form of an annuity upon his or her termination of service with the Company.

      Chief Executive Officer Compensation. James R. Arabia, the Chief Executive Officer of the Company since its emergence from bankruptcy on February 19, 1997, received a base salary during 1997 of $138,958 pursuant to the employment agreement entered into with him. Mr. Arabia also received options to purchase 176,000 shares of Common Stock at an exercise price of $2.17 per share under the Employee Stock Option Plan during 1997. In respect of 1997, Mr. Arabia was also paid a cash bonus of $180,000, including a $100,000 loan to be forgiven by the Company over the next three years. The Compensation and Stock Option Committee recognizes Mr. Arabia's contributions to the Company's operations and attempts to ensure that the chief executive Officer's compensation is commensurate with the compensation of chief executive officers of competitive corporations. The Board of Directors deemed such bonus, option grants and Mr. Arabia's total compensation appropriate in light of Mr. Arabia's substantial contribution to the Company's growth and success in 1997.


                                             COMPENSATION AND STOCK OPTION
                                             COMMITTEE OF THE BOARD OF DIRECTORS

                                             MICHAEL D. DUNN
                                             KENNETH E. GIDDENS
                                             CARL D. ROBINSON
                                             JOHN A. BICKS


Performance Graph

      Trading of the Company's Common Stock commenced on February 19, 1997, on a when-issued basis. The following graph compares total stockholder returns from February 19, 1997 through December 31, 1997 to the Standard & Poor's 500 Stock Index ("S&P 500 Index") and to the Nation's Restaurant News Index ("NRN Index"). The graph assumes that the value of the investment in the Company's Common Stock and in the S&P 500 and NRN indices was $100 at February 19, 1997 and that all dividends were reinvested. The Common Stock's price on February 19, 1997 (on which the graph is based) was $2.17.

      The stockholder return shown on the following graph is not necessarily indicative of future performance. The Company does not believe that the graph is particularly meaningful in that it covers a short period of time.

                          (Performance Graph Omitted)

                             Performance Comparison

                                   2/19/97               12/31/97
                                   -------               --------
                                             (dollars)
               ICH                  100                     167
               S&P 500              100                     120
               NRN Index            100                     101


                                 PROPOSAL NO. 2
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      Coopers & Lybrand L.L.P. served as the Company's independent accountants for the fiscal year ended December 31, 1997 and has been appointed by the Board of Directors to continue as the Company's independent accountants for the fiscal year ending December 31, 1998. In the event that ratification of this appointment of auditors is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of independent accountants will be reconsidered by the Board of Directors. Unless marked to the contrary, all proxies received will be voted for RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

      A representative of Coopers & Lybrand L.L.P. is expected to be present at the annual meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998.

                                 PROPOSAL NO. 3
           APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK OPTION PLAN
       TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER

      In connection with the approval of the Company's reorganization plan, the adoption of the Employee Stock Option Plan was approved on February 7, 1997. An aggregate of 1,000,000 shares of the Company's Common Stock were initially reserved for the issuance of awards under the Employee Stock Option Plan, of which 178,000 shares remained available for future grants as of April 22, 1998. The Board has amended the Employee Stock Option Plan, subject to stockholder approval, to increase by 500,000, to a total of 1,500,000, the number of shares of Common Stock of the Company reserved for the issuance of awards under the Employee Stock Option Plan. The Company intends to register the 500,000 share increase on Form S-8 under the Securities Act of 1933 as soon as practicable after receiving stockholder approval.

      The Board of Directors believes that approval of this amendment to the Employee Stock Option Plan is in the best interests of the Company and its stockholders because the availability of an adequate number of shares reserved for issuance under the Plan and the ability to grant stock options and make other stock-based awards under the Plan is an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company.

                        SUMMARY OF THE PROVISIONS OF THE
                     EMPLOYEE STOCK OPTION PLAN, AS AMENDED

      The following summary of the Employee Stock Option Plan, as amended (the "Plan"), is qualified in its entirety by the specific language of the Plan, a copy of which is available to any stockholder upon request.

      General. The purposes of the Employee Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentives to employees and officers whose efforts are deemed worthy of encouragement to promote the growth and success of the Company. The Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, and non-qualified stock options to employees of the Company. Initially under the Employee Stock Option Plan, 1,000,000 of the authorized but unissued shares of the Common Stock of the Company were issuable upon the exercise of options granted pursuant to the Employee Stock Option Plan. The Board has amended the Employee Stock Option Plan, subject to stockholder approval, to increase the number of shares reserved for issuance thereunder from 1,000,000 to 1,500,000 shares. In the event of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, exchange of shares, combination, or like change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the Plan and to any outstanding options. To the extent any outstanding option under the Employee Stock Option Plan expires or terminates prior to its exercise in full, or if any shares of Restricted Stock are forfeited, the shares of Common Stock no longer subject to the option or restrictions will be returned to the Employee Stock Option Plan and made available for future grants.

      Administration. The Employee Stock Option Plan is administered by the Compensation and Stock Option Committee of the Board of Directors of the Company. With respect to the participation of individuals who are subject to
Section 16 of the Exchange Act, the Employee Stock Option Plan is administered in compliance with the requirements of Rule 16b-3 of the Exchange Act. Subject to the provisions of the Plan, the Compensation and Stock Option Committee generally determines the persons to whom grants of options are to be made, the number of shares of Common Stock to be covered by each grant, whether the option is an incentive stock option or a non-qualified stock option, the option's term, vesting and exercisability, the amount and type of consideration to be paid to the Company upon the option's exercise and the other terms and conditions of the option grant. The Committee has the responsibility to interpret the Employee Stock Option Plan and to make determinations with respect to all awards granted under the Plan. All determinations of the Compensation and Option Committee are final and binding on all persons having an interest in the Stock Option Plan or in any award made under the Plan. The costs and expenses of administering the Plan are borne by the Company.

      Eligibility. All employees (including directors of the Company who are also employees) are eligible to participate in the Employee Stock Option Plan. Non-employee directors of the Company may not participate.

      Terms and Conditions of Option Grants. Each option granted under the Employee Stock Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares of the Company's Common Stock subject to the option and all of the other terms and conditions of the option, consistent with the requirements of the Plan. The per share exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of the Company's Common Stock on the date of the option's grant. In addition, the per share exercise price of any incentive stock option granted to a person who at the time of the grant owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant and the term of any such option cannot exceed five years.

      Generally, options may be exercised by the payment of the exercise price in cash, by check, or, if specifically permitted in the grant agreement, in cash equivalents, such as through the tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, or by the assignment of the proceeds of a sale of some or all of the shares of Common Stock being acquired upon the exercise of the option, or in any combination of these methods consistent with the terms and conditions of the applicable stock option agreement.

      Options granted under the Employee Stock Option Plan will become exercisable at such times as may be specified by the Compensation and Stock Option Committee, and generally become exercisable in equal installments subject to the optionee's continued employment with the Company. Generally, the maximum term of options granted under the Employee Stock Option Plan is ten years. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee.

      Termination or Amendment of the Employee Stock Option Plan. Unless sooner terminated, no awards may be granted under the Employee Stock Option Plan after February 7, 2007. The Board of Directors may terminate or amend the Employee Stock Option Plan at any time, but the Board of Directors may not amend the Plan to increase the total number of shares of Common Stock reserved for issuance of awards or adopt any amendment that would materially increase the cost of this Plan to the Company without stockholder approval. No amendment may be adopted that would adversely affect an outstanding option or award without the participant's consent.

      As of April 22, 1998, the Company had outstanding options to purchase an aggregate of 704,666 shares of Common Stock held by 206 employees at exercise prices ranging from $2.17 to $4.375 per share. The exercise price of all options granted under the Employee Stock Option Plan has been no less than 100% of the fair market value of the Common Stock on the date of the grant as determined in good faith by the Compensation and Stock Option Committee. As of April 22, 1998, 117,334 options to purchase shares of Common Stock granted pursuant to the Employee Stock Option Plan had been exercised and, prior to the 500,000 share increase in the number of shares reserved for issuance under the Plan, there were 178,000 shares of Common Stock available for future grant under the Plan. On April 22. 1998, the closing sales price per share of the Company's Common Stock, as reported on the American Stock Exchange, was $5.00.

                          SUMMARY OF FEDERAL INCOME TAX
                 CONSEQUENCES OF THE EMPLOYEE STOCK OPTION PLAN

      The following summary is intended only as a general guide as to the federal income tax consequences under current law with respect to participation in the Employee Stock Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of awards made under the Employee Stock Option Plan are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

        Incentive Stock Options. Options designated as incentive stock options are intended to fall within the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of such an option. If an optionee does not dispose of his shares for two years following the date the option was granted or within one year following the transfer of the shares upon exercise of the option, the gain on the sale of the shares (which is the difference between the sale price and the purchase price of the shares) will be taxed as long-term capital gain. If an optionee satisfies such holding periods, upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of the shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the date of exercise and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disposition of the shares should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by Section 162(m) of the Code. This Section of the Code disallows a public company's deductions for employee remuneration exceeding $1,000,000 per year.

      Nonstatutory Stock Options. Options that do not qualify as incentive stock options are non-qualified stock options and have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option.

      Upon the exercise of a non-qualifed stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (which is generally the date of exercise). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are not vested and/or the sale of the shares at a profit would subject the optionee to suit under Section 16(b) of the Exchange Act, in which case the determination date is the later of (i) the date on which the shares vest, or (ii) the date the sale of the shares at a profit would no longer subject the optionee to suit under Section 16(b) of the Exchange Act. (Section 16(b) of the Exchange Act generally is applicable only to officers, directors and beneficial owners of more than 10% of the Common Stock of the Company.) Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 18 months. No tax deduction is available to the Company with respect to the grant of a non-qualified option or the sale of the stock acquired pursuant to such grant. The Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent such deduction is limited by Section 162(m) of the Code.

              VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

      Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, either in person or by proxy, is required for approval of this proposal. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this proposal.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE INCREASE IN THE SHARE RESERVE OF THE EMPLOYEE STOCK OPTION PLAN BY 500,000 SHARES.

                             STOCKHOLDERS PROPOSALS

      To be considered for inclusion in the Company's proxy materials for its meeting of stockholders to be held in 1999, a stockholder proposal must be received by John A. Bicks, Secretary, I.C.H. Corporation, 9404 Genesee Avenue, La Jolla, California 92037, no later than December 25, 1998.

                                  OTHER MATTERS

      The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof and accordance with the judgments of the persons voting the proxies.

      It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                             By Order of the Board of Directors,

                                             /s/ John A. Bicks
                                             -----------------------------------
                                             JOHN A. BICKS
                                             Secretary


Date: April 24, 1998
      La Jolla, California

                              I.C.H. CORPORATION
P              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

R     The undersigned hereby appoint(s) James R. Arabia, John A. Bicks and David
      A. Brainard, or any of them, lawful attorneys and proxies of the
O undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders
X of I.C.H. Corporation to be held at 4550 La Jolla Village Drive, San Diego, California on Friday, May 29, 1998, at 2:00 P.M., local time, and
Y any adjournment(s) or postponment(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present.

      This proxy when properly executed will be voted in the manner described herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2, and 3. Any prior proxy is hereby revoked.

      The Board of Directors recommends a vote "FOR" proposals number 1, 2 and 3.



PROPOSAL 1: The Election of Directors: Carl D. Robinson; John A. Bicks;   |_| FOR all nominees      |_| WITHHOLD AUTHORITY
            Raymond L. Steele; and Robert H. Drechler                         listed above (except      to vote for the
                                                                              as marked to the          nominees listed
                                                                              contrary)                 below.

            To withhold authority to vote for any individual nominee write that nominee's name here: ____________________

PROPOSAL 2: Ratification of the appointment of Coopers & Lybrand L.L.P.   |_| FOR                   |_| AGAINST      |_| ABSTAIN
            as the independent auditors of the Company:

PROPOSAL 3: Approval of amendment to the 1997 I.C.H. Corporation          |_| FOR                   |_| AGAINST      |_| ABSTAIN
            Employee Stock Option Plan to increase the number of
            shares authorized for issuance thereunder.

                          (to be signed on other side)

In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.




                                                     --------------------------
                                                               Date


                                                     --------------------------
                                                             Signature


                                                     --------------------------
                                                     (Signature if held jointly)


                                                     Please sign exactly as your
                                                     name appears at the left.
                                                     When shares are held by
                                                     joint tenants, both should
                                                     sign. When signing as
                                                     attorney, executor,
                                                     administrator, trustee or
                                                     corporation, please sign in
                                                     full corporate name by
                                                     president or other
                                                     authorized person. If a
                                                     partnership, please sign in
                                                     partnership name by
                                                     authorized person.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED
                              ENVELOPE, THANK YOU.
   The Herman Group, Inc., 1600 Pacific Ave., 14th Floor, Dallas, Texas 75201